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                                                                    EXHIBIT 99.7

                                WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of March 23, 2004, by and between FAIRVIEW CAPITAL VENTURES, LLC (the "Warrantee"), on the one hand, and DIGITAL RECORDERS, INC., a North Carolina corporation ("DRI") on the other.

         WHEREAS, the Warrantee and DRI have agreed that the Warrantee is to receive the right (the "Warrant") to purchase up to 71,667 shares of Common Stock, par value $.10 per share (the "Warrant Shares") of DRI pursuant to the terms of this warrant agreement.

         NOW, THEREFORE, in consideration of the agreements set forth below, the parties hereto agree as follows:

         1. The Warrant. Subject to the terms and conditions hereof, the Warrantee is hereby granted the Warrant, at any time or from time to time commencing on the date of this Warrant Agreement and at or before 5:00 P.M., Eastern Time, on March 23, 2009 (such five-year period hereinafter the "Warrant Exercise Period"), but not thereafter, to subscribe for and purchase any or all of the Warrant Shares for a price of $2.50 per Warrant Share purchased (the "Warrant Exercise Price"). If the rights represented hereby shall not be exercised during the Warrant Exercise Period, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2. Exercise of Warrant. During the Warrant Exercise Period, the Warrantee may exercise this Warrant upon presentation and surrender of this Warrant and upon payment of the Warrant Exercise Price for the Warrant Shares to be purchased or by notice of non-cash exercise as provided in Section 14 herein below to DRI at the principal office of DRI. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and delivered to DRI. If this Warrant is exercised in part, the Warrantee shall be required to exercise this Warrant with respect to a minimum of 2,500 shares of Common Stock upon each such exercise in part. In the event of the exercise of this Warrant in part only, DRI shall cause to be delivered to the Warrantee a new Warrant of like tenor to this Warrant



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in the name of the Warrantee evidencing the right of the Warrantee to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised. On exercise of this Warrant, unless (i) DRI receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or (ii) the Warrant Shares are registered under the 1933 Act, each certificate for Warrant Shares issued hereunder shall bear a legend reading substantially as follows:

         These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the Warrantee, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of DRI.

         The foregoing legend may be removed with respect to any Warrant Shares sold upon registration or sold pursuant to an exemption from registration, including the exemption for sales made in accordance with Rule 144 promulgated under the 1933 Act; provided DRI receives an opinion from counsel satisfactory to it that such legend may be removed and shares properly sold.

         3. Assignment.

         Subject to the terms contained herein, this Warrant may be assigned by the Warrantee in whole or in part by execution by the Warrantee of the form of assignment attached hereto, in the sole discretion of the Warrantee, to a "Permitted Assignee" as defined below, or with the prior written consent of DRI, to any other party; otherwise, this Warrant is nontransferable. In the event of any permitted assignment, DRI, upon request and upon surrender of this Warrant by the Warrantee at the principal office of DRI accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of DRI. If the permitted assignment is in whole, DRI shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder; and if the permitted assignment is in part, DRI shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to



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purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such permitted assignment, and shall concurrently execute and deliver to the Warrantee a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Warrant Shares purchasable hereunder which have not been transferred to the Permitted Assignee. For purposes of this Agreement, a "Permitted Assignee" shall mean (a) if the Warrantee or successor holder (collectively, a "Holder") is an individual, any
(i) spouse, (ii) descendant or ancestor of the Holder, (iii) trust for the benefit of the Holder, descendant or ancestor, (iv) beneficiary of any such trust or any descendant or ancestor of any such beneficiary, (v) trust or entity in which the Holder or beneficiary or any descendant or ancestor of the Holder or beneficiary, trust or other entity shall have any interest, (vi) any of the foregoing, or any entity in which any of the foregoing, or any trust for any foregoing Holder or beneficiary, holds, directly or indirectly, or in trust, at least fifty percent (50%) of the aggregate voting power and (vii) any immediate relative or spouse of any such foregoing person (including the Holder) or persons; and (b) if the Holder is an entity, any (i) subsidiary or affiliate of the Holder, (ii) corporation, partnership, limited liability company or other entity that may be organized by the Holder, or by its owners, as a separate business unit in connection with the business activity of the Holder or of its owners and (iii) corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Holder with any other corporation, partnership or other entity or to which all or substantially all of the Holder's business or assets may be sold, assigned or transferred.

         4. Notice. The Warrantee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Warrant, the Warrantee shall give written notice to DRI at least fifteen (15) days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until



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DRI has received an opinion of counsel for DRI or for the Warrantee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by DRI and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Warrant has been registered under appropriate state securities laws.

         5. Share Dividends, Reclassification, Reorganization Provisions.

                  (a) If, prior to the expiration of this Warrant by exercise or by its terms, DRI shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the Warrant Exercise Price per share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if DRI shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares then, in such case, the Warrant Exercise Price per share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If DRI shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

                  (b) If, prior to the expiration of this Warrant by exercise or by its terms, DRI shall be recapitalized by reclassifying its outstanding Common Stock, or DRI or a



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successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Warrantee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Warrantee to an adjustment in the number of Warrant Shares purchasable upon the exercise upon this Warrant as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Warrantee becomes entitled to purchase.

                  (c) If: (i) DRI shall take a record of holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of DRI's assets; or (ii) DRI shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification or other reorganization of the securities which DRI is authorized to issue, consolidation or merger by DRI with or into another corporation, or conveyance of all or substantially all of the assets of DRI; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of DRI; then, and in any such case, DRI shall mail to the Warrantee, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization,



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consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Stock of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Stock or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

                  (d) If DRI, at any time while this Warrant shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Warrantee may thereafter receive upon exercise hereof, in lieu of each Warrant Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of DRI purchased upon exercise of this Warrant.

         6. Reservation of Shares Issuable on Exercise of Warrant. At all times during the Warrant Exercise Period, DRI will reserve and keep available out of its authorized Common Stock, solely for issuance upon the exercise of this Warrant, such number of shares of Common Stock and other securities as from time to time may be issuable upon exercise of this Warrant. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, non-assessable, and free from all taxes, liens and charges with respect to the issue thereof, issued in compliance with all applicable federal and state securities laws.

         7. Request to Transfer Agent. On exercise of all or any portion of this Warrant, DRI shall, within ten days of the receipt of good and clean funds (or receipt of notice of Warrantee's election pursuant to Section 14 below) for the purchase of any or all of the Warrant Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Warrant Shares and the names in which such Warrant Shares are to be registered pursuant to the exercise form attached hereto. DRI shall also execute and



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deliver any and all such further documents as may be requested by the Transfer
Agent and Registrar for the purpose of effecting the issuance of Warrant Shares upon payment therefor by the Warrantee or any assignee.

         8. Loss Theft Destruction or Mutilation. Upon receipt by DRI of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and the purchase by the Warrantee of a lost security bond (or, if acceptable to DRI, the provision of a satisfactory indemnity from the Warrantee) in an amount equal to or exceeding the total value of the Warrant Shares to be purchased hereunder, DRI will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Warrantee Not a Shareholder. The Warrantee or any other holder of this Warrant shall, as such, not be entitled by reason of ownership of this Warrant to any rights whatsoever of a shareholder of DRI until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise shall have become deliverable, as provided herein.

         10. Transfer Taxes. DRI will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of this Warrant may be subject. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to Warrantee for any issuance tax in respect hereof, provided that DRI shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant. The Warrantee or its assignee(s) will pay all taxes in respect of the transfer of this Warrant or the Warrant Shares issuable upon exercise hereof.

         11. Mailing of Notice. All notices and other communications from DRI to the Warrantee or from the Warrantee to DRI shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed



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facsimile transmission, to the address furnished to each party in writing by the other party.

         12. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon the exercise hereof, DRI shall issue to the Warrantee at no extra cost another whole share for any fraction which is one-half or greater, and the Warrantee shall forfeit the fractional share that is less than one-half of a share.

         13. Common Stock Defined. Whenever reference is made in this Warrant to the issue or sale of Common Stock, the term "Common Stock" shall mean the voting Common Stock of DRI of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

         14. Non-Cash Exercise. The rights represented by this Warrant may be exercised by a written notice of exercise in the form attached hereto specifying that the holder of this Warrant wishes to convert all or any portion of this Warrant (the "Conversion Right") into a number of Shares equal to the quotient obtained by dividing (x) the current market value of the Warrant Shares subject to the portion of this Warrant being exercised (determined by subtracting the aggregate Warrant Exercise Price for all such Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate current or closing market price of such Shares issuable upon exercise of such portion of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the current or closing market price (as defined below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. For the purpose of any computation under this Section 14(b), the current or closing market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing ten (10) trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market



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(or if the Common Stock is not listed on the NASDAQ, then on the principal
United States national securities exchange on which the Common Stock is listed or quoted. If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of DRI in good faith.

         15. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

         16. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Raleigh, Wake County, North Carolina, in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of North Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of North Carolina having jurisdiction of the matter.

         17. Binding Effect. All of the obligations of DRI relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of DRI shall inure to the benefit of the successors and assigns of the Holder.

         IN WITNESS WHEREOF, the parties have executed this Warrant Agreement on the day and year first above written.

                                            DRI:

                                            DIGITAL RECORDERS, INC.


                                            By /s/ David L. Turney
                                               ---------------------------------

                                            Print Name /s/ David L. Turney
                                                       -------------------------

                                            Title CEO, President, Chairman
                                                  ------------------------------


                                            WARRANTEE:

                                            FAIRVIEW CAPITAL VENTURES, LLC

                                            By /s/ Pamela K. Furr
                                               ---------------------------------
                                            Print Name Pamela K. Furr
                                                       -------------------------






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FORM TO BE USED TO EXERCISE Warrant:

                                  EXERCISE FORM

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____________ (up to a maximum 50,000) shares of Common Stock of Digital Recorders, Inc., called for hereby, and hereby

[makes payment of $______________ (at the rate of $____ per share) in payment of the Warrant Exercise Price pursuant hereto in cash or elects to purchase ________________ shares of Common Stock of Digital Recorders, Inc. pursuant to non-cash conversion of the Warrant as provided in Section 14 of the Warrant.

Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.



                                                  ------------------------------
                                                  Signature

                                                  Signature Guaranteed

Date:
      ---------------                             ------------------------------

                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of:
                           -------------------------------
                                     (Print)

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------


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FORM TO BE USED TO ASSIGN Warrant:


                                   ASSIGNMENT

For value received ___________________________ does hereby sell, assign and transfer unto ____________________________ the right to purchase ____________________ shares of Common Stock of Digital Recorders, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint Digital Recorders, Inc. and/or its Transfer Agent as attorney to transfer the same on the books of Digital Recorders, Inc. with full power of substitution in the premises.


                                            ------------------------------------
                                            Signature

                                            Signature Guaranteed

Date:
      ------------------                    ------------------------------------



NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.



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